UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2007

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on a Form 8-K filed on June 14, 2007, Luis Goyzueta, our CEO and a director, will receive an aggregate salary of $250,000 per year, of which $120,000 is being paid pursuant to an employment agreement with Pure Biofuels del Peru S.A.C. (“PBP”), a 99% Peruvian corporation owned by us, and an additional $130,000 will be paid pursuant to a services agreement to be entered into between PBP and Ocean Marine S.A.C., a Peruvian corporation (“OM”); Gustavo Goyzueta, our CFO, will receive an aggregate salary of $150,000 per year, of which $60,000 is being paid pursuant to an employment agreement with PBP and an additional $90,000 will be paid pursuant to a services agreement to be entered into between PBP and OM; and Alberto Pinto, our COO and a director, will receive an aggregate salary of $180,000 per year, of which $60,00 will be paid pursuant to an employment agreement to be entered into with PBP and an additional $120,000 will be paid pursuant to a services agreement to be entered into between PBP and OM. All of the foregoing compensation, shall be payable retroactive to September 15, 2006.

On August 13, 2007, PBP entered into the above-referenced services agreement with OM, whereby OM agreed to provide services for these payments. The foregoing individuals are affiliates of OM.

Section 5 - Corporate Governance and Management

Item 5.02(e) - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 5.02(e)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

Date: August 16, 2007	By:	/s/ Luis Goyzueta

Luis Goyzueta, CEO